Exhibit 10.2
                                            ---------------
                                             CONFORMED COPY


                        $75,000,000

                      CREDIT AGREEMENT

                        dated as of

                       June 12, 1996

                           among

                  John Wiley & Sons, Inc.,

         The Banks From Time to Time Parties Hereto

                            and

         Morgan Guaranty Trust Company of New York,
                          as Agent

                     TABLE OF CONTENTS

                                                        Page

                         ARTICLE I

                        DEFINITIONS

                    SECTION 1.01.  Definitions             1
                    SECTION 1.02.  Accounting Terms and
                    Determinations                        14


                         ARTICLE II

                        THE CREDITS

                    SECTION 2.01.  Commitments to Lend    15
                    SECTION 2.02.  Method of Borrowing    15
                    SECTION 2.03.  Notes                  17
                    SECTION 2.04.  Maturity of Loans      17
                    SECTION 2.05.  Interest Rates         17
                    SECTION 2.06.  Facility Fees          21
                    SECTION 2.07.  Optional Termination
                    or Reduction of Commitments           22
                    SECTION 2.08.  Mandatory
                    Termination of Commitments            22
                    SECTION 2.09.  Optional Prepayments   22
                    SECTION 2.10.  General Provisions
                    as to Payments                        22
                    SECTION 2.11.  Funding Losses         23
                    SECTION 2.12.  Computation of
                    Interest and Fees                     23
                    SECTION 2.13.  Withholding Tax
                    Exemption                             24
                    SECTION 2.14.  Change of Control      24


                        ARTICLE III

                         CONDITIONS

                    SECTION 3.01.  Effectiveness          26
                    SECTION 3.02.  Borrowings             27

                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES

                    SECTION 4.01.  Corporate Existence
                    and Power                             28
                    SECTION 4.02.  Corporate and
                    Governmental Authorization; No
                    Contravention                         28
                    SECTION 4.03.  Binding Effect         29
                    SECTION 4.04.  Financial
                    Information                           29
                    SECTION 4.05.  Litigation             29
                    SECTION 4.06.  Compliance with
                    ERISA                                 30
                    SECTION 4.07.  Taxes                  30
                    SECTION 4.08.  Subsidiaries           30
                    SECTION 4.09.  Not an Investment
                    Company                               31
                    SECTION 4.10.  Status of Notes        31
                    SECTION 4.11.  Environmental
                    Matters                               31


                         ARTICLE V

                         COVENANTS

                    SECTION 5.01.  Information            31
                    SECTION 5.02.  Payment of Taxes;
                    Insurance; Maintenance of Corporate
                    Existence                             34
                    SECTION 5.03.  Maintenance of
                    Property; Conduct of Business         35
                    SECTION 5.04.  Compliance with Laws   35
                    SECTION 5.05.  Inspection of
                    Property, Books and Records           36
                    SECTION 5.06.  Limitation on Liens    36
                    SECTION 5.07.  Consolidations,
                    Mergers and Sales of Assets           38
                    SECTION 5.08.  Use of Proceeds        38
                    SECTION 5.09.  Subsidiary Debt        38
                    SECTION 5.10.  Consolidated
                    Shareholders' Equity                  38
                    SECTION 5.11.  Debt to Subsidiaries   38
                    SECTION 5.12.  EBIT/TD Ratio          38
                    SECTION 5.13.  Restricted Payments
                    and Guarantees                        39


                         ARTICLE VI

                          DEFAULTS

                    SECTION 6.01.  Events of Default      39
                    SECTION 6.02.  Notice of Default      42

                        ARTICLE VII

                         THE AGENT

                    SECTION 7.01.  Appointment and
                    Authorization                         42
                    SECTION 7.02.  Agent and Affiliates   42
                    SECTION 7.03.  Action by Agent        42
                    SECTION 7.04.  Consultation with
                    Experts                               42
                    SECTION 7.05.  Liability of Agent     42
                    SECTION 7.06.  Indemnification        43
                    SECTION 7.07.  Credit Decision        43
                    SECTION 7.08.  Successor Agent        43
                    SECTION 7.09.  Agent's Fee            44


                        ARTICLE VIII

                  CHANGE IN CIRCUMSTANCES

                    SECTION 8.01.  Basis for
                    Determining Interest Rate
                    Inadequate or Unfair                  44
                    SECTION 8.02.  Illegality             45
                    SECTION 8.03.  Increased Cost and
                    Reduced Return                        45
                    SECTION 8.04.  Base Rate Loans
                    Substituted for Affected Fixed Rate
                    Loans                                 47


                         ARTICLE IX

                       MISCELLANEOUS

                    SECTION 9.01.  Notices                48
                    SECTION 9.02.  No Waivers             48
                    SECTION 9.03.  Expenses;
                    Documentary Taxes; Indemnification    48
                    SECTION 9.04.  Sharing of Set-Offs    49
                    SECTION 9.05.  Amendments and
                    Waivers                               50
                    SECTION 9.06.  Successors and
                    Assigns                               50
                    SECTION 9.07.  Collateral             52
                    SECTION 9.08.  New York Law           52
                    SECTION 9.09.  Counterparts;
                    Integration                           52

Exhibit A -   Note

Exhibit B -   Opinion of Counsel for the Borrower

                      CREDIT AGREEMENT



           AGREEMENT  dated as of June 12, 1996  among  JOHN
WILEY & SONS, INC., the BANKS from time to time parties hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
Agent.

          The parties hereto agree as follows:

                         ARTICLE I

                        DEFINITIONS


           SECTION 1.01.  Definitions.  The following terms,
as used herein, have the following meanings:

            "Acquisition" means the Acquisition by the Borrower of 90% of the outstanding capital stock of VCH Publishing Group from Pallas Investment Group, the German Chemical Society and the German Pharmaceutical Society.

           "Adjusted CD Rate" has the meaning set  forth  in
Section 2.05(b).

           "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

          "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

          "Agent" means Morgan Guaranty Trust Company of New
York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

           "Applicable Margin" has the meaning set forth  in
Section 2.05(e).

           "Assessment  Rate" has the meaning set  forth  in
Section 2.05(b).

           "Assignee" has the meaning set forth  in  Section
9.06(c).

          "Bank" means Morgan, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

           "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Loan to be made by a Bank as a Base Rate Loan pursuant to the applicable Notice of Borrowing or Article VIII.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

           "Board" means the Board of Directors of the Borrower or a committee of directors lawfully exercising the relevant powers of the Board.

           "Borrower" means John Wiley & Sons, Inc.,  a  New
York corporation, and its successors.

           "Borrower's 1995 Form 10-K" means the Borrower's annual report on Form 10-K for the fiscal year ended April 30, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Base Rate Borrowing" if such Domestic Loans are Base Rate Loans.

          "Capital Lease" means any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet; and "Capital Lease Obligation" means the amount of the liability which should be so capitalized.

           "CD  Base  Rate"  has the meaning  set  forth  in
Section 2.05(b).

           "CD Loan" means a Loan to be made by a Bank as a CD Loan pursuant to the applicable Notice of Borrowing.

           "College Publishing Segment" means the business segment of the Borrower and its Subsidiaries attributable to textbooks and other related materials for colleges and universities.

           "Commitment" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite its name on the signature pages hereof and (ii) with respect to each Assignee or other Person which becomes a Bank pursuant to Section 9.06(c), the amount of Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Sections 2.07 or 9.06(c) or increased from time to time pursuant to Section 9.06(c).

           "Consolidated EBIT" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Charges and (ii) provision for income taxes.

           "Consolidated Interest Charges" means, for any fiscal period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries during such period.

           "Consolidated Net Income" means the  consolidated
net   income   of   the   Borrower  and   its   Consolidated
Subsidiaries, determined in accordance with GAAP, excluding

           (A) the proceeds of any life insurance policy to the extent, if any, that such proceeds have been included in consolidated net income,

           (B) after-tax gains arising from (1) the sale or other disposition of any assets (other than sales in the Ordinary Course of Business) to the extent that the aggregate amount of the gain exceeds the aggregate amount of losses from the sale, abandonment or other disposition of assets (other than sales in the Ordinary Course of Business), (2) any write-up of assets to the extent, if any, such write-up has been included in consolidated net income, or (3) the acquisition of outstanding Debt securities of the Borrower or any Subsidiary,

           (C) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary),

           (D) any earnings, prior the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary accrued prior to becoming a Subsidiary, to the extent, if any, that any such earnings have been included in consolidated net income,

           (E) any earnings of a successor to or transferee of the assets of the Borrower prior to becoming such successor or transferee, to the extent, if any, that any such earnings have been included in consolidated net income,

           (F) any deferred credit (or amortization of a deferred credit) arising from the creation of the negative goodwill pursuant to the acquisition of any Person, and

           (G) any portion of the net income of any Subsidiary which for any reason is unavailable for payment of dividends.

            "Consolidated Net Worth" means Consolidated Shareholders' Equity minus the aggregate net book value of the following to the extent, if any, that such items were included in consolidated assets or deducted from consolidated liabilities in computing Consolidated Shareholders' Equity:

          (A)  the amount (if any) by which the sum of

                     (1) the aggregate amount of Investments
          described in subsection (C) of the definition of Restricted Investments plus

                     (2)   other Restricted Investments made
          after May 1, 1994,

     exceeds $10,000,000, and

           (B) any write-up of assets (other than current assets and other than any write-up arising from the acquisition of any Person in the Ordinary Course of Business) made after May 1, 1994.

           "Consolidated Shareholders' Equity" means the consolidated total shareholders' equity (including capital stock, additional paid-in capital, retained earnings and any accumulated translation adjustment as reduced by treasury stock) in the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP.

           "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

           "Debt" means all obligations for borrowed money, including (A) any obligation owed for all or any part of the purchase price of property or other assets or for services or for the cost of property or other assets constructed or of improvements thereto, other than trade accounts payable included in current liabilities and incurred in respect of property or services purchased in the ordinary course of business that are not more than 90 days overdue, (B) any Capital Lease Obligation, (C) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit and (D) any Guarantee with respect to Debt (of the kind otherwise described in this definition) of another Person.

           "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

           "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Designated Business" means the College Publishing
Segment or the Scientific and Technical Publishing Segment.

           "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

           "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

           "Domestic  Loans"  means CD Loans  or  Base  Rate
Loans or both.

           "Domestic Reserve Percentage" has the meaning set forth in Section 2.05(b).

           "EBIT/TD Ratio" means at any date the ratio (expressed as a percentage) of (i) Consolidated EBIT for the four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries ending on such date to (ii) Total Debt at such date.

           "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

           "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

           "ERISA"  means  the  Employee  Retirement  Income
Security Act of 1974, as amended.

           "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

           "Euro-Dollar  Business Day"  means  any  Domestic
Business  Day  on  which  commercial  banks  are  open   for
international   business  (including  dealings   in   dollar
deposits) in London.

           "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

           "Euro-Dollar Loan" means a Loan to be made by a Bank as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

           "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

           "Event  of Default" has the meaning set forth  in
Section 6.01.

           "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

           "Fixed Rate Borrowing" means a CD Borrowing or  a
Euro-Dollar Borrowing.

           "Fixed  Rate Loans" means CD Loans or Euro-Dollar
Loans or both.

            "GAAP"   means  generally  accepted   accounting
principles as in effect at the time of application to the provisions hereof.

            "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including, without limitation, (A) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (B) any agreement (1) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation, (2) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (3) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

           The amount of any Guarantee shall be equal to the outstanding amount of the obligation directly or indirectly guaranteed.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

            (a)    any  Interest  Period  which   would
     otherwise  end on a day which is not a Euro-Dollar
     Business  Day  shall  be  extended  to  the   next
     succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business
     Day;

           (b)  any Interest Period which begins on the
     last  Euro-Dollar Business Day of a calendar month
     (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
     (c)  below,  end on the last Euro-Dollar  Business
     Day of a calendar month; and

            (c)    any  Interest  Period  which   would
     otherwise end after the Termination Date shall end on the Termination Date.

(2)    with  respect  to  each  CD  Borrowing,  the   period
commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

           (a)   any  Interest Period  (other  than  an
     Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;
     and

            (b)    any  Interest  Period  which   would
     otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

           (a)   any  Interest Period  (other  than  an
     Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;
     and

            (b)    any  Interest  Period  which   would
     otherwise end after the Termination Date shall end on the Termination Date.

          "Internal Revenue Code" means the Internal Revenue
Code of 1986, as amended, or any successor statute.

           "Investment" means any investment so classified under GAAP, made by stock purchase, capital contribution, loan or advance or by purchase of property or otherwise, but in any event shall include as an investment in any Person the amount of all Debt owed by such Person and all accounts receivable from such Person which are not current assets or did not arise from sales to such Person in the ordinary course of business.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or both.

           "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

           "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $1,000,000.

          "Material Financial Obligations" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $1,000,000.

           "Material Plan" means at any time a Plan or Plans
having   aggregate  Unfunded  Liabilities   in   excess   of
$10,000,000.

           "Morgan" means Morgan Guaranty Trust Company of New York; provided that, when used in Section 2.05 or 8.01 with reference to any Euro-Dollar Loan, the term "Morgan" shall mean the principal London office of Morgan Guaranty Trust Company of New York.

           "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" has the meaning set forth in
Section 2.02.

           "Operating Lease" means any lease, other than a Capital Lease, of real or personal property; and "Operating Lease Rentals" means the sum of the rental and other obligations required to be paid by the lessees under an Operating Lease excluding any amount required to be paid by the Lessee (whether or not therein designated as rental or additional rental) on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges.

            "Ordinary Course of Business" means the activities, events and transactions of the Borrower that would reasonably be expected to recur in the foreseeable future, do not possess a high degree of abnormality and are not unrelated to, or only incidentally related to, the publishing and marketing of books, journals and information services in all formats and computer software related thereto; the importing, adapting and marketing of works from other publishers and the designing and marketing of teaching and training materials for business and professional users. For purposes of this Agreement, sales, directly or indirectly, of book lists, publishing or training product lines, or other similar forms of publication rights (excluding sales in one transaction or a series of related transactions of all or substantially all of any Designated Business) shall be deemed to be sales in the Ordinary Course of Business.

           "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section
9.06(b).

            "PBGC"   means  the  Pension  Benefit   Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

           "Person"  means an individual, a  corporation,  a
partnership, an association, a trust or any other entity  or
organization,   including   a   government   or    political
subdivision or an agency or instrumentality thereof.

           "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

           "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
New York City from time to time as its Prime Rate.

           "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank.

           "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

           "Restricted Guarantee" means any Guarantee of the Borrower or a Subsidiary in respect of any obligation of another Person other than

           (A) any Guarantee of the Borrower in respect of any Subsidiary, and

           (B) any Guarantee in respect of Debt to the extent such Debt is secured by a Capital Lease of the Borrower or a Subsidiary.

           "Restricted Investment" means any Investment, other than

            (A) any Investment in (1) a marketable obligation, maturing within one year after acquisition thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (2) a certificate of deposit or other obligation, maturing within one year after acquisition thereof, issued by a United States national or state bank or trust company having capital, surplus and undivided profits of at least $100,000,000, (3) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest credit rating of either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (4) adjustable rate preferred stocks or money market preferred stocks issued by a corporation organized under the laws of the United States or a state thereof which have one of the two highest ratings of either S&P or Moody's and which mature (or are redeemable at the option of the holder) within twelve months after the acquisition thereof and
     (5) commercial paper or notes issued by a governmental authority located in the United States, which are of credit quality not lower than that of the investments referred to in clause (4) above and which mature (or are redeemable at the option of the holder) within twelve months after the acquisition thereof,

          (B)  any Investment in a Subsidiary, and

          (C)  any Investment hereafter acquired in exchange
     for,  or  out  of  the  net  cash  proceeds  from   the
     substantially concurrent sale of, common shares of the Borrower.

In computing the amount of any Restricted Investment in any Person, unrealized increases or decreases in value, or write-ups, write-downs or write-offs of Restricted Investments in the Person shall be disregarded (except to the extent included in the determination of net income of the Borrower or a Subsidiary).

          "Restricted Payment" means

           (A) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of the Borrower (other than one payable solely in its common shares), and

          (B) any payment or distribution on account of the purchase, redemption or other retirement of any shares of the Borrower, or of any warrant, option or other right to acquire such shares, or any other payment or distribution (other than pursuant to a dividend theretofore declared or liability theretofore incurred as specified in Subsection (A)), made in respect thereof, either directly or indirectly, except any payment or distribution on account of (1) the principal of and prepayment charge, if any, on convertible Debt, or (2) the purchase, redemption or other retirement of shares of the Borrower in exchange for, or out of the net cash proceeds received by the Borrower from a substantially concurrent sale of, other shares of the Borrower.

The amount of the any Restricted Payment in property shall be deemed to be the greater of its fair value (as determined by the Board) or its net book value.

           "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

           "Scientific  and  Technical  Publishing  Segment"
means  that portion of the business of the Borrower and  its
Subsidiaries   attributable  to  technical  and   scientific
publications.

           "Subsidiary" of any designated Person means any Person or other entity at least a majority of the Voting Stock (or comparable ownership interests) of which is at the time owned by the designated Person and/or one or more of its Subsidiaries. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean Subsidiaries of the Borrower.

            "Subsidiary  Debt"  means  the   Debt   of   all
Subsidiaries of the Borrower, consolidated in accordance with GAAP.

           "Termination Date" means June 11, 1997, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

           "Total  Debt"  means at any  date  the  aggregate
amount   of  Debt  of  the  Borrower  and  its  Consolidated
Subsidiaries, determined on a consolidated basis as of such date.

           "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds
(ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

           "Voting Stock" means shares of a Person of the class or classes having general voting power (not depending on the happening of a contingency) under ordinary circumstances to elect a majority of the Board. As of the date of this Agreement, the Class B Stock is the Voting Stock of the Borrower.

             SECTION 1.02. Accounting Terms and Determinations. All financial statements provided for in this Agreement shall be prepared, all financial computations hereunder shall be made, and all accounting terms shall have the meanings given to them, in accordance with GAAP, except as otherwise provided in this Agreement. Any consolidated or consolidating financial statement or financial computation with respect to the Borrower and its Subsidiaries required by this Agreement shall be done in accordance with GAAP, and if at the time that any such statement or computation is required to be made the Borrower shall not have any Subsidiary such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Borrower only.

                         ARTICLE II

                        THE CREDITS

           SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.09, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01.

           SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 10:30 A.M. (New York City time) on (i) the second Domestic Business Day before each CD Borrowing, (ii) the date of each Base Rate Borrowing, and
(iii) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

           (i)  the date of such Borrowing, which shall
     be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (ii)  the aggregate amount of such Borrowing,

          (iii)   whether  the  Loans  comprising  such
     Borrowing are to be CD Loans, Base Rate  Loans  or
     Euro-Dollar Loans, and

          (iv)   in the case of a Fixed Rate Borrowing,
     the  duration  of  the Interest Period  applicable
     thereto,   subject  to  the  provisions   of   the
     definition of Interest Period.

           (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

           (c)   Not  later than 12:00 noon (New  York  City
time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing (determined in accordance with Section 2.01), in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines in its reasonable judgment that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

           (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.10, as the case may be.

           (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this
Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

           (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

           (c)  Upon receipt of each Bank's Note pursuant to
Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

           SECTION 2.04. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing and on the Termination Date.

           SECTION 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

           (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted CD Rate; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and overdue interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Applicable Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the Base Rate for such day.

           The "Adjusted CD Rate" applicable to any Interest
Period means a rate per annum determined pursuant to the following formula:


                   [ CDBR       ]*
         ACDR   =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

         ACDR   =  Adjusted CD Rate
         CDBR   =  CD Base Rate
          DRP   =  Domestic Reserve Percentage
          AR    =  Assessment Rate

     __________
     * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%

           The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the prevailing rate per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from Morgan of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of Morgan to which such Interest
Period applies and having a maturity comparable to such Interest Period.

           "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

           "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

           (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

           The  "Adjusted  London  Interbank  Offered  Rate"
applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing
(i)   the  applicable  London  Interbank  Offered  Rate   by
(ii) 1.00 minus the Euro-Dollar Reserve Percentage.

           The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which deposits in dollars are offered to Morgan in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of Morgan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) Any overdue principal of and overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Applicable Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and
(ii) the Applicable Margin plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (x) the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to Morgan are offered to Morgan in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the Base Rate for such day).

           (e) The "Applicable Margin" for each Fixed Rate Loan outstanding on any day during any fiscal quarter of the Borrower is (i) for each day during any fiscal quarter as to which the EBIT/TD Ratio for the then immediately preceding four consecutive fiscal quarters was greater than 75%, the applicable amount set forth in the table below under the caption Level I, (ii) for each day during any fiscal quarter as to which the EBIT/TD Ratio for the then immediately preceding four consecutive fiscal quarters was equal to or less than 75% but greater than 40%, the applicable amount set forth in the table below under the caption Level II, and
(iii) for each day during any fiscal quarter as to which the EBIT/TD Ratio for the then immediately preceding four consecutive fiscal quarters was equal to or less than 40%, the applicable amount set forth in the table below under the caption Level III.

                     Level I       Level II     Level III

Euro-Dollar Loans     0.25%         0.35%         0.5%
CD Loans              0.375%        0.475%        0.625%

For purposes of making interest payments hereunder, the Applicable Margin for Fixed Rate Loans of any type shall change only upon delivery of an officer's certificate pursuant to Section 5.01(e)(iii) setting forth the EBIT/TD Ratio on the basis of which a change is required pursuant to this subsection (e). Such change, however, will be retroactively effective to the first day of the relevant fiscal quarter, and an appropriate adjustment shall be made within three Domestic Business Days after the delivery of such certificate for any resulting change in the amount of interest accrued from such first day and previously paid.

           (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            SECTION  2.06.   Facility  Fees.    During   the
Revolving Credit Period, the Borrower shall pay to the Agent, for the account of the Banks ratably in accordance with their respective Commitments, a facility fee for each day at a rate per annum equal to (i) 0.125% for any day on which Level I (as such term is used in Section 2.05) applies, (ii) 0.175% for any day on which Level II (as such term is used in Section 2.05) applies, and (iii) 0.25% for any day on which Level III (as such term is used in Section 2.05) applies, on the aggregate amount of the Commitments (whether used or unused) on such day. Such facility fees shall accrue for each day from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety). Accrued fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30 and
December 31 during the Revolving Credit Period and on the Termination Date (or earlier date of termination of the Commitments in their entirety).

           SECTION 2.07. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the unused portions of the Commitments. If the Commitments are terminated in their entirety, all accrued fees shall be payable on the effective date of such termination.

             SECTION 2.08. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

           SECTION 2.09. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

           (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

           (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

           SECTION 2.10.  General Provisions as to Payments.
(a) The Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 12:00 noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in
Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of facility fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

           (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

           SECTION 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.05(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.02(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

           SECTION 2.12. Computation of Interest and Fees. Interest based on the Prime Rate hereunder and facility fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

           SECTION 2.13. Withholding Tax . At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

           SECTION 2.14. Change of Control. If a Change of Control shall occur (i) the Borrower will, promptly and in any event within 20 days after the occurrence thereof, give each Bank notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto and
(ii) each Bank may, by notice to the Borrower and the Agent given not later than 20 days after such notice of Change of Control shall have been given, terminate its Commitment, which shall be terminated 45 days after such notice of Change of Control shall have been given, and declare the Note held by it, together with accrued interest thereon, and any other amounts payable hereunder for its account to be, and such Note and such other amounts shall thereupon become, due and payable on such forty-fifth day without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that no Bank shall be obligated, without its written consent given at the time, to make a Loan to be included in any Borrowing other than a Refunding Borrowing during the period from and including the date of any such Change of Control to and including the forty-fifth day following such notice of Change of Control.

           For the purposes of this Section, the following terms have the following meanings:

            "Acquiring   Person"   means   any   Person
     (excluding any trustee of any stock participation plan or pension plan of the Borrower or any Subsidiary so long as all such plans in the aggregate hold less than 20% of the Voting Stock of the Borrower), who along with any Affiliates or Associates of such Person, becomes the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 10% of the Voting Stock of the Borrower.

           "Affiliate"  of any designated Person  means  any
     Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns 5% or more of the equity interest in the other or 5% or more of any class of voting securities of the other. For this purpose "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise.

            "Associate"  means,  with  respect  to  any
     Person, (1) any corporation or organization (other
     than the Borrower or a Subsidiary of the Borrower)
     of  which  such Person is an officer, employee  or
     partner   or  is,  directly  or  indirectly,   the
     beneficial owner of 10% or more of the shares of any class, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Borrower or any of its Subsidiaries.

           "Change in Control" of the Borrower shall be
     deemed  to have occurred at such time or times  as
     (1)  any  Person  (other than W.  Bradford  Wiley,
     Deborah  E.  Wiley, Peter Booth Wiley and  William
     Bradford Wiley II, their Affiliates or Associates)
     alone or with any Affiliates or Associates of such
     Person,  is  or  becomes  the  beneficial   owner,
     directly or indirectly, of 50% or more of the Voting Stock of the Borrower or (2) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Board.

          "Continuing Director" means any member of the Board who is not an Affiliate or Associate of an Acquiring Person and who was a member of the Board immediately prior to the time that any Acquiring
     Person became an Acquiring Person and any other director who is not an Affiliate or Associate of an Acquiring Person and who is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board.
                        ARTICLE III

                         CONDITIONS


           SECTION  3.01.   Effectiveness.   This  Agreement
shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

           (a)   receipt  by the Agent of  counterparts
     hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

           (b)  receipt by the Agent for the account of
     each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.03;

          (c)  receipt by the Agent of evidence satisfactory
to   it   in   its  sole  good  faith  discretion   of   the
substantially simultaneous closing of the Acquisition;

           (d)   receipt by the Agent of an opinion  of
     Richard   S.  Rudick,  General  Counsel  for   the
     Borrower,  substantially in the form of Exhibit  B
     hereto   and  covering  such  additional   matters
     relating to the transactions contemplated hereby as the Required Banks may reasonably request;

           (e)   receipt by the Agent of a  certificate
     signed by the Chief Financial Officer or Treasurer of the Borrower, dated the Effective Date, to the effect set forth in clauses (c) and (d) of Section
     3.02; and

          (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

Provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 30, 1996. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

           SECTION 3.02.  Borrowings.  The obligation of any
Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

           (a)   receipt by the Agent of notice of such
     Borrowing as required by Section 2.02;

           (b)   the fact that, immediately after  such
     Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

           (c)   the fact that, immediately before  and
     after  such  Borrowing,  no  Default  shall   have
     occurred and be continuing; and

           (d)   the fact that the representations  and
     warranties of the Borrower contained in this Agreement (except, in the case of a Refunding
     Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

Each   Borrowing  hereunder  shall  be  deemed   to   be   a
representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES


          The Borrower represents and warrants that:

          SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

           SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

          SECTION 4.04.  Financial Information.

            (a)   The  consolidated  balance  sheet  of  the
Borrower and its Consolidated Subsidiaries as of April 30, 1995 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Arthur Andersen & Co., and set forth in the Borrower's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

           (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 31, 1996 and the related unaudited consolidated condensed statements of income for the nine months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended January 31, 1996 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such nine month period (subject to normal year-end adjustments).

           (c) Since January 31, 1996 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

           SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

           SECTION 4.06. Compliance with . Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

           SECTION 4.07. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

            SECTION 4.08. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

           SECTION  4.09.  Not an Investment  Company.   The
Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           SECTION 4.10. Status of Notes. The obligations of the Borrower under this Agreement and the Notes to pay the principal of and interest on the Notes and any and all other amounts due hereunder constitute direct unconditional and general obligations of the Borrower and do rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured Indebtedness of the Borrower now existing.

            SECTION 4.11. Environmental Matters. The Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

                         ARTICLE V

                         COVENANTS

           The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

           SECTION  5.01.  Information.  The  Borrower  will
deliver to each of the Banks:

           (a)   as soon as available and in any  event
     within 90 days after the end of each fiscal  year,
     a  consolidated and consolidating balance sheet of
     the Borrower and its Consolidated Subsidiaries  as
     of  the  end  of such fiscal year and the  related
     consolidated   and  consolidating  statements   of
     income, retained earnings and cash flows for  such
     year,  setting  forth in each case in  comparative
     form  the  figures for the previous  fiscal  year,
     prepared  in  accordance with  generally  accepted
     accounting principles consistently applied and, in
     the  case of the consolidated statements, reported
     on  by  Arthur Andersen & Co. or other independent
     public   accountants   of  nationally   recognized
     standing, which report shall contain no material exceptions or qualifications except such as are not unacceptable to the Banks;

           (b)   as soon as available and in any  event
     within 45 days after the end of each of the  first
     three quarters of each fiscal year, a consolidated
     balance sheet of the Borrower and its Consolidated
     Subsidiaries as of the end of such fiscal  quarter
     and  the related consolidated statements of income
     for such quarter and for the portion of the fiscal
     year ended on the last day of such quarter, and of
     cash  flows  for  the portion of the  fiscal  year
     ended  on  the  last day of such quarter,  setting
     forth in each case in comparative form the figures
     for  the  corresponding quarter  of  the  previous
     fiscal  year and the corresponding portion of  the
     previous fiscal year, prepared in accordance  with
     generally     accepted    accounting    principles
     consistently applied;

          (c)  promptly upon the filing thereof, copies
     of    all   registration   statements   (excluding
     registration  statements  on  Form  S-8   or   any
     successor form) and regular and periodic reports filed by the Borrower with the Securities and Exchange Commission (or any governmental agency succeeding to the functions of said Commission) or with any stock exchange on which the Borrower's securities are traded;

          (d)  promptly upon the mailing thereof to the
     shareholders  of  the  Borrower,  copies  of   all
     financial statements, reports and proxy statements
     which   the  Borrower  shall  have  sent  to   its
     shareholders;

          (e)  simultaneously with each delivery of the
     financial  statements referred to  in  subsections
     (a) and (b) above, a certificate dated the date of
     such delivery and signed by the Treasurer or Chief
     Financial Officer of the Borrower (i) stating that
     such  financial statements have been  prepared  in
     conformity   with  generally  accepted  accounting
     principles  applied on a basis  which,  except  as
     disclosed   therein,   is  consistent   with   the
     preceding  year, or the corresponding  portion  of
     the  preceding  year  (subject  in  the  case   of
     financial   statements   delivered   pursuant   to
     subsection   (b)   above,   to   normal   year-end
     adjustments  of  which none  shall  be  material),
     (ii) stating whether there existed on the date  of
     such financial statements or exists on the date of
     such certificate any Default, and, in the case  of
     any such Default, specifying the nature and period
     of  existence thereof and what action the Borrower
     is  taking  and  proposes  to  take  with  respect
     thereto,  and (iii) stating that the  Borrower  is
     and  at  all times during such period has been  in
     compliance  with  the  covenants  set   forth   in
     Article  V  hereof and setting forth  calculations
     demonstrating compliance with the covenants set forth in Sections 5.06 and 5.09 through 5.13;

          (f)  simultaneously with each delivery of the
     consolidated financial statements referred  to  in
     subsection (a) above, a written statement  of  the
     independent public accountants reporting  on  such
     consolidated  financial statements to  the  effect
     that  in the course of the examination upon  which
     their  report was based they became  aware  of  no
     condition   or   event  involving   financial   or
     accounting matters which constitutes a Default or, if such accountants did become aware of any such Default, specifying the nature and period of existence thereof (it being agreed that such accountants will not be required to conduct any special or additional audit procedures for the purpose of enabling them to furnish such written statement);

           (g)   forthwith  upon  any  officer  of  the
     Borrower   becoming  aware  of  any   Default,   a
     certificate  signed  by  the  Treasurer  or  Chief
     Financial Officer of the Borrower specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto;

           (h)   if  and when any member of  the  ERISA
     Group  (i) gives or is required to give notice  to
     the PBGC of any "reportable event" (as defined  in
     Section  4043 of ERISA) with respect to  any  Plan
     which  might  constitute grounds for a termination
     of  such  Plan under Title IV of ERISA,  or  knows
     that  the plan administrator of any Plan has given
     or   is  required  to  give  notice  of  any  such
     reportable  event, a copy of the  notice  of  such
     reportable event given or required to be given  to
     the  PBGC;  (ii)  receives notice of  complete  or
     partial  withdrawal liability under  Title  IV  of
     ERISA or notice that any Multiemployer Plan is  in
     reorganization,   is   insolvent   or   has   been
     terminated, a copy of such notice; (iii)  receives
     notice from the PBGC under Title IV of ERISA of an
     intent to terminate, impose liability (other  than
     for  premiums  under Section  4007  of  ERISA)  in
     respect of, or appoint a trustee to administer any
     Plan,  a copy of such notice; (iv) applies  for  a
     waiver  of  the  minimum  funding  standard  under
     Section 412 of the Internal Revenue Code,  a  copy
     of such application; (v) gives notice of intent to
     terminate any Plan under Section 4041(c) of ERISA,
     a  copy of such notice and other information filed
     with  the  PBGC; (vi) gives notice  of  withdrawal
     from any Plan pursuant to Section 4063 of ERISA, a
     coy  of  such notice; or (vii) fails to  make  any
     payment   or   contribution   to   any   Plan   or
     Multiemployer  Plan or in respect of  any  Benefit
     Arrangement or makes any amendment to any Plan  or
     Benefit  Arrangement which has resulted  or  could
     result  in the imposition of a Lien or the posting
     of  a bond or other security, a certificate of the
     chief  financial officer or the treasurer  of  the
     Borrower   setting  forth  details  as   to   such
     occurrence and action, if any, which the  Borrower
     or   applicable  member  of  the  ERISA  Group  is
     required or proposes to take;

           (i)   promptly  upon  the  signing  thereof,
     notice  of any lease of real or personal  property
     under   which   the  Borrower  or   any   of   its
     Subsidiaries   is  obligated  to  make   aggregate
     payments of $5,000,000 or more over any period  of
     five   years,  which  notice  shall  provide   for
     inspection of such leased property at such times as the Agent or the Banks may reasonably request;
     and

           (j)   such  additional information regarding
     the business, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request from time to time.

            SECTION  5.02.   Payment  of  Taxes;  Insurance;
Maintenance of Corporate Existence. The Borrower will and will cause each Subsidiary to:

           (a)  pay or discharge promptly when due  and
     payable   all   taxes,   assessments   and   other
     governmental charges imposed upon it or any of its property; provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment or governmental charge if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings
     (or payment may be made without penalty) and a reserve, if appropriate, has been established with respect thereto;

            (b)    maintain  adequate  insurance   with
     financially sound and reputable insurers covering all such properties and risks as are customarily insured by, and in such amounts as are customarily carried by, firms engaged in similar businesses and similarly situated; and

           (c)  do all things necessary to preserve and
     keep  in  full  force  and  effect  the  corporate
     existence,  rights and franchises of the  Borrower
     and  its  Subsidiaries; provided that this Section
     5.02(c)  shall  not prevent the  Borrower  or  any
     Subsidiary from abandoning or disposing of any  of
     its  property  or  abandoning or  terminating  any
     right   or  franchise  if  (i)  such  abandonment,
     disposition  or termination does not  violate  any
     other  provision of this Agreement,  (ii)  in  the
     opinion of the Board of Directors of the Borrower,
     such abandonment, disposition or termination is in
     the  best  interest  of the Borrower  and  is  not
     detrimental  in any respect to the holder  of  any
     Note and (iii) all such abandonments, dispositions
     and   terminations   do  not  in   the   aggregate
     materially and adversely affect the business, assets, financial condition, results of operations or prospects of the Borrower and its Consolidated
     Subsidiaries, taken as a whole.

          SECTION 5.03. Maintenance of Property; Conduct of Business. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

           (b) The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries.

          SECTION 5.04. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

           SECTION 5.05. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

           SECTION 5.06. Limitation on Liens. The Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to be created, assumed or incurred or to exist any Lien upon any property or assets of the Borrower or any Subsidiary (whether now owned or hereafter acquired) other than:

           (a)   Liens  securing taxes, assessments  or
     other   governmental   charges   to   the   extent
     non-payment  thereof  is  permitted   by   Section
     5.02(a);

          (b)  Liens incurred in the ordinary course of
     business   in   connection  with   the   workmen's
     compensation, unemployment insurance and other social security obligations;

          (c) Liens incurred in the ordinary course of business but not incurred in connection with the borrowing of money, the incurrence of Derivatives
     Obligations, the obtaining of advances or the payment of the deferred purchase price of any property or assets, including, without limitation, Liens securing:

                     (i)  claims of mechanics, workmen,
          materialmen  or  other  similar  persons   in
          respect  of obligations not yet due or  being
          contested   in  good  faith  by   appropriate
          proceedings, or

                     (ii)   the  performance  of  bids,
          tenders or contracts which in the aggregate do not detract in any material respect from the value of the property or assets of the Borrower or any Subsidiary or impair in any material respect the use thereof in the operation of the business of the Borrower or any Subsidiary, or

                   (iii)   leases (including  equipment
          leases),   public  or  statutory  obligations
          (other than the obligations referred to in paragraph (a) above), surety and appeal bonds or other similar obligations, provided that the aggregate obligations secured by such Liens shall not exceed $15,000,000;

           (d)   Liens existing as of the date of  this
     Agreement; provided that no such Lien shall extend to any property other than the property as to which such Lien was in effect as of such date and the Debt secured by such Lien shall not be increased, renewed or extended;

           (e)  Liens on property to secure the payment
     of  all  or any part of the purchase price thereof
     or  to secure any Debt, incurred prior to, at  the
     time  of,  or within 90 days after the acquisition
     of such property, for the purpose of financing all
     or   any  part  of  the  purchase  price  of  such
     property; provided (i) that in no event shall the amount of Debt secured by any such Lien exceed 75% of the purchase price or fair market value at the time of acquisition of the property subject to such Lien, whichever is less, (ii) that any such Lien does not extend to property other than the property purchased or financed in connection with which such Lien was created and (iii) that the aggregate outstanding principal amount of all such Debt shall not exceed $10,000,000;

           (f)   Liens  on  property or assets  of  any
     Subsidiary operating outside the United States securing Debt of such Subsidiary;

           (g)  Liens on fixed assets securing Debt not
     otherwise  permitted; provided that the  aggregate
     outstanding  principal amount of all Debt  secured
     by  Liens  permitted  by  this  paragraph  and  by
     paragraphs (d) and (e) above shall not exceed  the
     greater  of  (i)  $4,000,000 or (ii)  25%  of  the
     excess  of consolidated net fixed assets over  net
     fixed   assets  subject  to  Liens  permitted   by
     paragraph (f) above;

           (h)   Liens on cash and cash equivalents securing
     Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $1,000,000; and

           (i)   Liens not otherwise permitted  by  the
     foregoing clauses of this Section securing Debt in
     an   aggregate  principal  amount  at   any   time
     outstanding  not to exceed 5% of Consolidated  Net
     Worth.

           SECTION 5.07. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person (other than property held for sale in the ordinary course of business); provided that the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

           SECTION 5.08. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used in violation of any applicable law or regulation.

           SECTION 5.09. Subsidiary Debt. Subsidiary Debt will at no time exceed an amount equal to (i) 25% of Consolidated Net Worth at such time minus (ii) the aggregate principal amount of Debt of the Borrower outstanding at such time secured by a Lien permitted solely under paragraph (i) of Section 5.06.

           SECTION 5.10.  Consolidated Shareholders' Equity.
Consolidated Shareholders' Equity will at no time be less than $60,000,000.

          SECTION 5.11. Debt to Subsidiaries. The Borrower will not incur any Debt owing to any Subsidiary unless the same shall be for cash advances from such Subsidiary and shall be subordinated and subject in right to the prior payment in full of the Notes.

           SECTION 5.12.  EBIT/TD Ratio.  The EBIT/TD  Ratio
will   not,  for  any  period  of  four  consecutive  fiscal
quarters, be less than 20%.

          SECTION 5.13. Restricted Payments and Guarantees. The Borrower will not, directly or indirectly, make any Restricted Payment and will not, and will not permit any Subsidiary to, make any Restricted Guarantee unless, after giving effect to any such action,

           (i) the aggregate amount of all (A) Restricted Payments made during the period commencing on May 1, 1994 and ending on and including the date of such action ("Computation Period") and (B) Restricted Guarantees of the Borrower and its Subsidiaries existing on the date of such action, shall not exceed $25,000,000 plus 85% (or in the case of a net loss, minus 100%) of Consolidated Net Income accumulated for the Computation Period, and

          (ii) no Default shall have occurred and be continuing.

The Borrower will not declare any dividend on any of its shares payable more than 90 days after the declaration date.
The Borrower will not permit any Subsidiary to make any Restricted Payment.

                         ARTICLE VI

                          DEFAULTS

           SECTION 6.01.  Events of Default.  If one or more
of the following events ("Events of Default") shall have occurred and be continuing:

           (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within five Domestic Business Days of the due date thereof any interest, fees or other amount payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.13, inclusive;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

           (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

           (e) the Borrower or any Subsidiary shall fail to pay when due, or within any applicable period of grace, any obligation with respect to Material Debt or
     Material Financial Obligations; or any event or condition referred to in any instrument or agreement evidencing or securing or relating to any obligation with respect to Material Debt or Material Financial Obligations of the Borrower or any Subsidiary shall have occurred and be continuing which would cause, or would permit (assuming the giving of appropriate notice if required) any Person to cause, such obligation to become due and payable prior to its stated maturity or the obligations of the Borrower or any Subsidiary under any obligation with respect to Material Debt or Material Financial Obligations to become due and payable;

          (f) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

           (h) any member of the ERISA Group shall fail to pay within 30 days of the date when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000; or

           (i) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 66 2/3% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02.  Notice of Default.  The Agent shall
give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                        ARTICLE VII

                         THE AGENT

           SECTION  7.01.   Appointment  and  .   Each  Bank
irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

           SECTION 7.02. Agent and Affiliates. Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

           SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

           SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

           SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

           SECTION 7.06.. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

            SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. Successor. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, subject to approval by the Borrower, to appoint a successor Agent, provided that approval of such successor Agent by the Borrower shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

           SECTION  7.09.  Agent's Fee.  The Borrower  shall
pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

                        ARTICLE VIII

                  CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

           (a)   the  Agent is advised by  Morgan  that
     deposits in dollars (in the applicable amounts) are not being offered to Morgan in the relevant market for such Interest Period, or

            (b)   Banks  having  50%  or  more  of  the
     aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

           SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

           SECTION 8.03.  Increased Cost and Reduced Return.
(a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i)    shall  subject  any  Bank  (or   its
     Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate
     Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending
     Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending
     Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable
     Lending Office is located); or

          (ii)  shall impose, modify or deem applicable
     any    reserve,   special   deposit   or   similar
     requirement  (including, without  limitation,  any
     such requirement imposed by the Board of Governors
     of  the  Federal  Reserve  System,  but  excluding
     (A)   with  respect  to  any  CD  Loan  any   such
     requirement  included  in an  applicable  Domestic
     Reserve  Percentage and (B) with  respect  to  any
     Euro-Dollar Loan any such requirement included  in
     an   applicable  Euro-Dollar  Reserve  Percentage)
     against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

           (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

           SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

           (a)  all Loans which would otherwise be made
     by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base
     Rate Loans (on which interest and principal shall be payable contemporaneously with the related
     Fixed Rate Loans of the other Banks), and

            (b)    after  each  of  its  CD  Loans   or
     Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate
     Loans  shall  be applied to repay  its  Base  Rate
     Loans instead.

                         ARTICLE IX

                       MISCELLANEOUS

           SECTION 9.01. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof,
(y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when received at the address specified in this Section; provided that notices to the Agent under Article II or
Article VIII shall not be effective until received.

           SECTION 9.02. No. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION  9.03.   Expenses;  Documentary   Taxes;
Indemnification.   (a)   The  Borrower  shall  pay  (i)  all
out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

           (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) which may be incurred by any Indemnitee, relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. The Borrower shall not be liable for any settlement effected without the Borrower's consent, which consent shall not be unreasonably withheld.

           SECTION 9.04. Sharing of Set-. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

            SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of, accrued interest on, or rate of interest on, any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or the Termination Date or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

           SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section
9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

           (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank, with notice to the Borrower and subject to the subscribed consent of the Agent; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required; and provided further that any assignment shall not be less than $5,000,000, or if less, shall constitute an assignment of all of such Bank's rights and obligations under this Agreement and the Notes. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 2.13.

           (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

           (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

           SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

           SECTION 9.08.  New York Law.  This Agreement  and
each Note shall be construed in accordance with and governed by the law of the State of New York.

           SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
                                   JOHN WILEY & SONS, INC.



                                   By /s/ Robert D. Wilder
                                          -------------------------------
                                          Title: Sr. Vice President & CFO
                                          605 Third Avenue
                                          New York, New York  10058-0012
                                          Facsimile number:  (212) 850-6088

Commitments
- -----------
$75,000,000                               MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Bank and Agent


                                   By /s/ Eugenia Wilds
                                          -----------------------------------
                                          Title: Vice President
                                          60 Wall Street
                                          New York, New York  10260-0060
                                          Attention:  Vance B. Barbour
                                          Facsimile number: (212) 648-5017

                                             EXHIBIT A

                                        June 12, 1996

          For value received, JOHN WILEY & SONS, INC., a New York corporation (the "Borrower"), promises to pay to the order of ______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

           All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

           This note is one of the Notes referred to in the Credit Agreement dated as of June 12, 1996 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                              JOHN WILEY & SONS, INC.

                              By___________________________
                                 Title:

              LOANS AND PAYMENTS OF PRINCIPAL


____________________________________________________________

                               Amount of
          Amount of   Type of  Principal Maturity  Notation
    Date    Loan       Loan     Repaid    Date     Made By
____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

                                             EXHIBIT B


                         OPINION OF
                  COUNSEL FOR THE BORROWER


                                     June 12, 1996


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260-0060

Dear Sirs:


           I am counsel for John Wiley & Sons, Inc., a New York corporation (the "Borrower") and have acted as counsel to the Borrower in connection with the Credit Agreement (the "Agreement") dated as of June 12, 1996 among the Borrower, the banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Agreement are used herein as therein defined.

           I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

           Upon the basis of the foregoing, we are of the opinion that:

            1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          2. The execution, delivery and performance by the Borrower of the Agreement and each Note are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

           3. The Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of the Agreement or each Note.

           5. I have no reason to believe that each of the Borrower's Subsidiaries is not a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, or that each does not have all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Very truly yours,

The Table of Contents is not a part of this Agreement.